Exhibit 2(n)(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors", and "Financial Statements" and the
incorporation by reference therein of our report dated January 14, 2000 with respect to the financial statements of the Blue Chip Value Fund, Inc. as of December 31, 1999 and for the year then ended in the Registration Statement (Form N-2) and related Prospectus of Blue Chip Value Fund, Inc. for the registration of 4,310,690 shares of its common stock.


/s/ ERNST & YOUNG LLP

Denver, Colorado
February 15, 2001